Exhibit 10.18

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OMEGA THERAPEUTICS, INC.

140 First Street, Suite 501

Cambridge, MA 02141

December 31, 2023

Flagship Pioneering Innovations V, Inc. c/o Flagship Pioneering, Inc.

55 Cambridge Parkway, Suite 800E Cambridge, MA 02142

Attention: Legal Notices

Re: Letter Agreement re License Agreement Dear Sir or Madam:

Reference is hereby made to that certain License Agreement by and between Flagship Pioneering Innovations V, Inc. (“Flagship”) and Omega Therapeutics, Inc. (“Company”), dated effective as of March 12, 2019, as amended from time to time (the “License Agreement”), pursuant to which Company obtained from Flagship certain rights to Foundational IP in order to develop and commercialize Licensed Products (as each term is defined in the License Agreement). Company is currently negotiating a Research Collaboration Agreement to be entered into by and among Company, Novo Nordisk A/S (“Novo Nordisk”) and a newly formed wholly owned subsidiary of Pioneering Medicine (NN), LLC (“SpinCo”), and certain entities affiliated with SpinCo, pursuant to which Company will grant Novo Nordisk and SpinCo certain rights under the Foundational IP (the “Research Collaboration Agreement” and such transactions contemplated by the Research Collaboration Agreement, the “Proposed Transaction”). Capitalized terms not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings set forth in the License Agreement. In connection with the Proposed Transaction, as of the date first written above (the “Letter Agreement Effective Date”), Flagship and Company hereby agree as follows:

1)
Assignment of Foundational IP to Flagship. Notwithstanding anything set forth in Sections 2.1 and 2.3(a) of the License Agreement, Flagship hereby acknowledges and agrees that solely with respect to the Research Collaboration Agreement, ownership of, and rights in and to (including the rights to Prosecute and enforce), Foundational IP arising from such Research Collaboration Agreement shall be governed by the terms and conditions of the Research Collaboration Agreement, and as it relates to clause (b) in the definition of Foundational IP in Section 1.17 of the License Agreement, Company shall only be required to assign to Flagship,

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the rights, title and interests Company holds in and to such Foundational IP pursuant to the Research Collaboration Agreement.

2)
Sublicensing. Pursuant to Section 2.3(b) of the License Agreement, Company hereby notifies Flagship that Company is currently negotiating the Research Collaboration Agreement, pursuant to which Company will grant Novo Nordisk and SpinCo a Sublicense under the Foundational IP. Solely with respect to the Research and Collaboration Agreement, Flagship

hereby waives the requirement under Section 2.3(b) of the License Agreement that [***].

3)
Retained Rights; License Back. The last sentence of Section 2.6 of the License Agreement is hereby deleted in its entirety and replaced with the following sentence:

Company hereby grants to Flagship a non-exclusive, royalty-free, fully paid, sublicensable (to Flagship Entities and service providers thereof) license to practice, and to permit Flagship Entities to practice, the Foundational IP within the Licensed Field in the Territory for non-commercial research and non-clinical development purposes or to perform under the Managerial Agreement, in each case except for the purpose of targeting the Initial Program Target, Program Target or any Proposed Backup Target (as such terms are defined in the Research Collaboration Agreement), for so long as such target remains an Initial Program Target, Program Target or Proposed Backup Target, as applicable, under the Research Collaboration Agreement. “Research Collaboration Agreement” means that certain Research Collaboration Agreement entered into by and among Company, Novo Nordisk A/S, and a newly formed wholly owned subsidiary of Pioneering Medicine (NN), LLC (“SpinCo”), and certain entities affiliated with SpinCo, pursuant to which Company will grant Novo Nordisk and SpinCo certain rights under the Foundational IP.

4)
Reserved.

5)
Royalties. Notwithstanding anything set forth in the License Agreement (including Sections 2.3(c) and 4.1 thereof), Flagship hereby waives Company’s obligation to pay to Flagship [***]% of Net Sales with respect to Licensed Products sold by Novo Nordisk or its Affiliates (as defined in the Research Collaboration Agreement) or Sublicensees (as defined in the Research Collaboration Agreement) pursuant to the Research Collaboration Agreement. In furtherance thereof, Flagship hereby waives Company’s reporting requirements under Article 5 of the License Agreement with respect to any activities conducted under the Research Collaboration Agreement.

6)
Procedures. The License Agreement is hereby amended solely with respect to rights and obligations of the Parties thereunder as applied to the parties under the Research Collaboration Agreement, and such parties’ performance thereunder, as follows:

a)
The second sentence of Section 8.2(a) of the License Agreement is hereby deleted and replaced with the following sentence:

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If, within [***] ([***]) [***] after becoming aware of any suspected infringement or Infringement Action, Company has not commenced to initiate, defend, or otherwise resolve such Infringement Action (to the extent Company has the right to do so pursuant to the Research Collaboration Agreement), then [***] shall have the right, but not the obligation, to initiate, control, prosecute, and/or defend such Infringement Action at its own expense.

7)
Patent Challenge. The License Agreement is hereby amended solely with respect to the Research Collaboration Agreement as follows:

a)
Section 12.2(c)(i) of the License Agreement is hereby deleted and replaced with the following sentence:

“Except to the extent that this Section 12.2(c)(i) is unenforceable under applicable laws of the applicable jurisdiction where the applicable Patents within the Foundational IP are pending or issued, Flagship has the right to terminate this Agreement in its entirety upon written notice to Company in the event that Company or any of its Subsidiaries or its or their Sublicensees (each, a “Patent Challenging Party”) directly or indirectly brings a Patent Challenge with respect to any Patent within the Foundational IP; provided that (i) this Section 12.2(c)(i) shall not apply to any Patent Challenge that is (A) first made by a Patent Challenging Party in defense of a claim of patent infringement under the applicable Patent within the Foundational IP or (B) made in ordinary course Prosecution activities to distinguish the inventions claimed in any Patent Controlled by Company or its Subsidiary from those claimed or disclosed in any Patent within the Foundational IP or to respond to citation of a Patent within the Foundational IP by a patent office in a rejection against any Patent Controlled by Company or its Subsidiary, (ii) Flagship shall not have the right to terminate this Agreement under this Section 12.2(c)(i) if Company (A) causes the Patent Challenge to be terminated or dismissed (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges in which the challenging party does not have the power to unilaterally cause the Patent Challenge to be withdrawn, withdraws or causes its Subsidiary or Sublicensee to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge), or (B) in the case of a Patent Challenge brought by a Sublicensee, terminates such Sublicensee’s sublicense to the Patent within the Foundational IP being challenged by the Sublicensee, in each case ((A) and (B)), within [***] ([***]) [***] following Flagship’s notice to Company under this Section 12.2(c)(i), (iii) this Section 12.2(c)(i) shall not apply to any Patent Challenge that is due to the Patent Challenging Party responding to a court request, subpoena, or order, or an administrative agency request or order, or the applicable proceeding is initiated by a Patent office and not at the instigation of the Patent Challenging Party, and (iv)

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this Section 12.2(c)(i) shall not apply to any Patent Challenge that was initiated by a Third Party that subsequently becomes an affiliate of Company if (A) such Patent Challenge was initiated [***] before the closing of the transaction whereby such Third Party became an affiliate of Company, or (B) if such Patent Challenge was initiated within any such [***] , if Company causes such Patent Challenge to be terminated or dismissed (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges in which the challenging party does not have the power to unilaterally cause the Patent Challenge to be withdrawn, withdraws or causes such Third Party to withdraw as a party from such Patent Challenge and to cease actively assisting any other party to such Patent Challenge. For purposes of this Section 12.2(c)(i),

“Patent Challenge” means a legal or administrative proceeding challenging the patentability, enforceability or validity of any Patent within the Foundational IP.

b)
Section 12.2(c)(ii) of the License Agreement is hereby deleted in its entirety and replaced with the following new Section 12.2(c)(ii):

“Company shall include provisions in all Sublicenses consistent with the terms of Section 12.2(c)(i). The failure to include such provisions in a Sublicense shall constitute a material breach of this Agreement.”

8)
Research Collaboration Agreement. Flagship hereby acknowledges that it has received and reviewed the draft of the Research Collaboration Agreement dated December 31, 2023, and hereby agrees that, after giving effect to the provisions of this Letter Agreement, such draft complies with all applicable requirements of the License Agreement and includes or references all terms, conditions, obligations and provisions of the License Agreement (giving effect to the provisions of this Letter Agreement) applicable to the Research Collaboration Agreement with which Novo Nordisk, its Affiliates (as defined in the Research Collaboration Agreement) and their respective Sublicensees (as defined in the Research Collaboration Agreement) are required to comply. Flagship hereby acknowledges and agrees that by consummating the Research Collaboration Agreement, notwithstanding anything to the contrary under the License Agreement, Company has met and will be deemed to have met all of its diligence obligations under Article 3 of the License Agreement for so long as Company and Novo Nordisk fulfill their respective obligations under the Research Collaboration Agreement, and Flagship will not exercise its rights under Section 2.7 of the License Agreement with respect to the Sub-Field that is the Field of the Research Collaboration Agreement. Flagship further hereby acknowledges that Company and Novo Nordisk are relying on this Letter Agreement and would not be entering into the Research Collaboration Agreement but for the acknowledgements and amendments agreed to by Flagship in this Letter Agreement.

9)
Termination. This Letter Agreement shall terminate effective immediately upon the earliest of:

(a) mutual agreement of PM and Company to terminate this Letter Agreement, (b) if Company,

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SpinCo and Novo Nordisk elect not to, or do not, execute the Research Collaboration Agreement, and (c) the expiration or termination of the Research Collaboration Agreement. Notwithstanding the foregoing, the following provisions shall survive expiration or termination of this Letter Agreement: paragraphs 8, 9, 10 and 11.

10)
Assignment. This Letter Agreement may not be assigned, nor may any right or obligation hereunder be assigned, by a party without the prior written consent of the other party, except that either party may make such assignment without the other party’s prior written consent together with the assignment of the License Agreement in accordance with Section 14.5 of the License Agreement. Any assignment or attempted assignment by a party in violation of the terms of this paragraph shall be null, void and of no legal effect.

11)
Miscellaneous. The provisions of Sections 14.4 (Modification, Waiver and Remedies), 14.8 (Headings and Counterparts), 14.9 (Governing Law; Venue) and 14.10 (Integration) of the License Agreement are hereby incorporated into this Letter Agreement by reference and shall apply to this Letter Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the parties have caused this Letter Agreement to be duly executed by their respective duly authorized officers as of the Letter Agreement Effective Date.

Sincerely,

OMEGA THERAPEUTICS, INC.

By: ___/s/ Mahesh Karande Name: Mahesh Karande

Title: President and Chief Executive Officer

Agreed and accepted by:

FLAGSHIP PIONEERING INNOVATIONS V, INC.

By: /s/ Noubar Afevan

Name: Noubar Afeyan

Title: President